UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2012

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6948	38-1016240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2012, Patrick J. O’Leary informed SPX Corporation (the “Company”) of his intention to retire from his role as the Company’s Executive Vice President and Chief Financial Officer, effective after the Company has completed its report of the second quarter 2012 operating results.

On January 10, 2012, the Company’s Board of Directors appointed Jeremy W. Smeltser to the position of Chief Financial Officer, effective immediately following the retirement of Patrick J. O’Leary.

Mr. Smeltser has served in a number of roles since joining SPX in 2002.  He was appointed as a Corporate Officer in 2009 and currently serves as the Chief Financial Officer of the Company’s Flow Technology segment.  Prior to this role, he served as Vice President of Finance.  He led investor relations for SPX from 2003 to 2005.  Before joining the Company, Mr. Smeltser worked as an audit manager for Ernst & Young LLP. Prior to that, he held various positions with Arthur Andersen LLP, in Tampa, Florida, and Chicago, Illinois. A graduate of Northern Illinois University, Mr. Smeltser holds a Bachelor of Science degree in Accountancy and is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: January 11, 2012	By:	/s/ Kevin L. Lilly
Kevin L. Lilly
Senior Vice President, Secretary
and General Counsel